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FOR IMMEDIATE RELEASE

                 NETWORK COMMERCE EXPECTS TO REACH PROFITABILITY
                         IN Q3 2001, AHEAD OF SCHEDULE

  COMPANY SHORTENS TIMELINE TO PROFITABILITY THROUGH CONTINUED STRONG GROWTH,
                         RESTRUCTURING AND COST CUTTING

SEATTLE - DECEMBER 8, 2000 - Network Commerce Inc. (Nasdaq: NWKC), the global technology infrastructure and services company, today announced it expects to reach profitability, on a pro forma basis consistent with current reporting, in less than ten months, ahead of schedule. The company expects continued strong business growth, a reduction in operating costs and a reduction in work force to result in an approximate $40 million cost savings in 2001. Network Commerce also expects the Network Commerce Consumer Network, which currently represents more than 70 percent of the company's revenue, to reach profitability as expected in Q1 2001.

In connection with its restructuring, Network Commerce reduced its workforce, effective today, by approximately 85 people. The reductions, which occurred at all levels, took place at all company locations in Seattle, California, Georgia and the United Kingdom. The company also intends to close operations at an unprofitable group in the company called the HagginGroup, an offline direct marketing company, on January 31, 2001, which will affect an additional 56 employees.

Based on these changes, Network Commerce is providing guidance for 2001 as follows:
     - An expected pro forma loss of approximately $15 million for 2001, as compared to previous expected loss of $27 million - a positive difference of $12 million

     -   Pro forma profitability now Q3 instead of Q4 2001

     -   Expected revenue of approximately $150 million for 2001

     - Pro forma operating expenses are expected to decrease to approximately $110 million for 2001 from previous expectations of $150 million - a positive difference of $40 million

     - Gross margin for 2001 is expected to reach approximately 65 percent, an increase from 55 percent in 2000, a positive difference of 10 percentage points.

"Continued strong growth, decreased expenses and the efficient restructuring of the company are three keys for us to reach profitability earlier than previously expected," said Dwayne Walker, chairman and chief executive officer of Network Commerce. "As the company continues to grow and evolve, we will continue to evaluate efficiencies in our business operations as we accelerate toward our goal of profitability."

Operating expense cuts, beyond payroll, will include marketing, capital equipment, contractor fees and professional fees:


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     -   Marketing expenses are expected to be cut by approximately 20 percent in 2001 compared to 2000

     - Capital expenditures are expected to be cut by approximately 40 percent in 2001 compared to 2000

     - Contractor fees and professional fees are expected to be cut by approximately 30 percent in 2001 compared to 2000

Network Commerce will continue to focus on providing technology infrastructure, domain registration and hosting, online marketing services and commerce networks, for the Internet and wireless networks.

ABOUT NETWORK COMMERCE INC.
Established in 1994, Network Commerce Inc. (http://www.networkcommerce.com) is the global technology infrastructure and services company. Network Commerce provides a comprehensive technology and services platform including domain registration, hosting services, e-commerce services, wireless technology, and online marketplaces. Network Commerce's technology and services platform operates on the infrastructure of four data centers, more than 500 servers, and bandwidth of 400 megabits per second. Network Commerce is headquartered in Seattle with offices in California, Georgia and the United Kingdom.

FORWARD LOOKING STATEMENTS:
CERTAIN STATEMENTS IN THIS ANNOUNCEMENT, INCLUDING STATEMENTS CONCERNING WHEN WE EXPECT TO ACHIEVE PROFITABILITY, THE AMOUNT OF FUTURE REVENUES, LOSSES, AND EXPENSE CUTS, AND OUR PLANS, INTENTIONS AND EXPECTATIONS, CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AS AMENDED. FORWARD-LOOKING STATEMENTS ARE BASED ON THE OPINIONS AND ESTIMATES OF MANAGEMENT AT THE TIME THE STATEMENTS ARE MADE AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS BUT THEIR ABSENCE DOES NOT MEAN THAT THE STATEMENT IS NOT FORWARD-LOOKING. THESE STATEMENTS ARE NOT GUARANTIES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE OF THIS ANNOUNCEMENT. FACTORS THAT COULD AFFECT NETWORK COMMERCE'S ACTUAL RESULTS INCLUDE, AMONG OTHERS, THE FACTORS DESCRIBED IN NETWORK COMMERCE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000. NETWORK COMMERCE INC. UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PRESS CONTACTS:
Rita Brautigam, Network Commerce Inc., (206) 223-1996, ritab@networkcommerce.com Matt Gillingham, APCO Worldwide, (206) 972-2596, mgilling@apcoassoc.com

INVESTOR RELATIONS CONTACTS:
Elise Spencer, Network Commerce Inc., (877) 430-0131, ir@networkcommerce.com Stephen Smith, Network Commerce Inc., (877) 430-0131, ir@networkcommerce.com

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